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EXHIBIT 10.5

                               OPERATING AGREEMENT

                                       OF

                           PARK MORTGAGE COMPANY, LLC


         THIS OPERATING AGREEMENT, dated as of February 15, 1995 (this "Agreement"), is made by and between PARK MERIDIAN BANK, a North Carolina banking corporation (the "Bank"), JOHN D. CHALK, III, a resident of North Carolina ("Chalk"), and DAN K. COTTINGHAM, a resident of North Carolina ("Cottingham"), and the other Persons from time to time parties hereto (collectively, the "Members").

                              BACKGROUND STATEMENT

         The parties desire to operate a limited liability company organized under the laws of North Carolina on the terms and conditions set forth herein.

                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 Defined Terms. Unless the context requires otherwise, capitalized terms used in this Agreement shall have the meanings given to them in Annex 1 or when initially used herein.

         1.2 Other Terms. When the context so indicates, all other terms used in this Agreement shall have the meanings given to them in the Act.

                                   ARTICLE II

                        ORGANIZATION AND TERM; ACTIVITIES

         2.1 Formation. The Company was organized in accordance with and pursuant to the Act by the filing of the Articles. The Act shall govern the rights and liabilities of the Members except as otherwise provided in the Articles or in this Agreement.

         2.2 Name. The business of the Company shall be conducted under the name "Park Mortgage Company, LLC" or such other name as the Managers may designate from time to time in accordance with applicable law.

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         2.3 Purposes. The purposes of the Company shall be to originate, process, underwrite, fund, close, warehouse and sell both government and conventional, conforming and nonconforming residential real estate first mortgage loans, and otherwise to engage in business as a "mortgage banker" within the meaning of Article 19 of Chapter 53 of the General Statutes of North Carolina and in any and all business activities related or incidental thereto, and to engage in any other lawful act or activity for which limited liability companies may be organized under the Act. The Company shall, as promptly as reasonably possible after the date hereof and in accordance with applicable laws and regulations, be duly registered with the Commission as a mortgage banker and with HUD as an approved loan correspondent.

         2.4 Principal Office. The principal office and place of business of the Company shall be maintained at 6826 Morrison Boulevard, Charlotte, North Carolina, or at such other place as the Managers may designate from time to time.

         2.5 Registered Agent and Office. The registered agent and office of the Company in North Carolina shall be as provided in the Articles or as the Managers may designate from time to time in accordance with the Act.

         2.6 Term. The term of the Company commenced on the date of the filing of the Articles and shall continue until the completion of liquidation and distribution of the assets of the Company after the occurrence of an Event of Dissolution.

         2.7 Reimbursement of Expenses. The Company shall reimburse each Member for all fees and expenses, if any, incurred by such Member in connection with the organization of the Company.

         2.8 Independent Activities. Except as may be expressly provided otherwise herein and subject to applicable law, unless a Member or Manager agrees otherwise with the Company such Member or Manager may engage in any activity in addition to the business of the Company, whether or not competitive with or in conflict with the business of the Company, and shall not be required to offer any interest in any such activity to the Company or to any other Member or Manager; provided, however, that no Member, without the consent of the other Members, may own any interest in any other mortgage banking firm engaged in the business of making residential real estate mortgage loans in the Charlotte, North Carolina area (other than the interests held by Chalk and Cottingham in Mortgage Corporation of the Carolinas).

                                   ARTICLE III

                            CAPITAL AND CONTRIBUTIONS

         3.1 Initial Capital Contributions.

         (a) Within twenty (20) days after the date hereof, each Member executing this Agreement shall make the Capital Contribution described opposite such Member's name on Exhibit A. Capital contributions may be made in any form recognized as capital of registered mortgage brokers and bankers under the regulations of the North Carolina Banking Commission.

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         (b) Each Person admitted as a Member after the date hereof shall make the Capital Contribution, if any, required in connection with such admission.

         3.2 Additional Capital Contributions.

         (a) In the event that, at any time after the date hereof, any additional Capital Contributions shall, in the reasonable opinion of the Managers, be required in order for the Company to satisfy any capital or net worth requirements of the Commission, HUD or any other governmental authority or agency applicable to the business of the Company, each Member shall, promptly upon (and in any event within twenty (20) days after) the request of the Managers therefor, make an additional Capital Contribution in an amount equal to the product of (i) the aggregate amount of Capital Contributions requested by the Managers and (ii) such Member's Sharing Percentage. Each Member may make such additional Capital Contribution in any combination of (x) cash, (y) a promissory note having the same terms (other than amount) as the notes contributed by Chalk and Cottingham under SECTION 3.1(A) and described on Exhibit A and (z) other tangible personal property having an aggregate fair market value on the date of contribution (as agreed to by the Company and the Member making such contribution), together with the amount of any cash or promissory notes contributed by such Member, equal to such Member's required Capital Contribution.

         (b) Except as provided in subsection (a) above and in SECTION 3.1, no Member shall be permitted or required to make any Capital Contribution except pursuant to, and on terms set forth in, the written agreement of all of the Members.

         3.3 Valuation. A noncash Capital Contribution shall be valued at its fair market value on the date of contribution, as agreed to by the Company and the Member making such contribution. The agreed fair market value of each noncash Capital Contribution required under SECTION 3.1(A) is set forth on Exhibit A.

         3.4 Failure to Make Capital Contribution. The Company shall be entitled to exercise any and all rights and remedies available at law or in equity against a Member for any failure to make any portion of a Capital Contribution required to be made hereunder or pursuant hereto. The defaulting Member shall pay or reimburse the Company, upon demand, (i) the amount of such unpaid Capital Contribution, together with interest thereon at an interest rate per annum equal to the Prime Rate plus one percentage points (1%), accruing from the date due until the date made (subject to reduction to the minimum extent required by any applicable laws regarding maximum interest rates in order to comply therewith), and (ii) all costs and expenses (including, without limitation, reasonable attorneys' fees) paid or incurred by the Company in connection with the exercise of its rights and remedies against the defaulting Member.

         3.5 Capital Contributions: Withdrawal, Distribution, Interest, Return. Except as otherwise provided herein or by applicable law or pursuant to the written consent of, and in accordance with terms agreed to by, all of the
Members:

         (a) No Member shall be entitled to withdraw any portion of, to receive any distributions of or against, or to be paid any interest with respect to, such Member's Capital Contributions; and

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         (b) No Member shall be entitled to the return of any portion of such
Member's Capital Contributions.

         3.6 Loans. No Member shall be permitted or required to make any loan to the Company unless the Managers shall have consented in writing. No loan made to the Company by a Member shall constitute a Capital Contribution or entitle such Member to an increase in such Member's Sharing Percentage.

         3.7 Additional Interests. Subject to the satisfaction of the conditions set forth in SECTION 14.3, the Company may issue and sell Additional Interests to any Person.

                                   ARTICLE IV

                                CAPITAL ACCOUNTS

         4.1 Establishment of Capital Accounts. An individual capital account shall be established and maintained for each Member. Each Member shall have a single capital account regardless of the time at or manner in which any portion of such Member's Interest was acquired. Any Member who is a Transferee of an Interest, or any portion thereof, in accordance with the terms of this Agreement, shall succeed to the capital account of the Transferring Member to the extent it relates to the transferred Interest, or portion thereof.

         4.2 Nature of Capital Accounts. Except as otherwise provided herein, all references to "capital accounts" are references to "book" capital accounts and not to "tax" capital accounts.

         4.3 Maintenance of Capital Accounts. The capital account of each Member shall be (i) increased by the amount of such Member's Capital Contributions and by such Member's share of the Company's net profits and items of income that are either nontaxable or otherwise not taken into account for federal income tax purposes and (ii) decreased by such Member's share of the Company's net losses, distributions and items of expense or cost that are either nondeductible or otherwise not taken into account for federal income tax purposes, all in accordance with and unless otherwise prescribed by Treas. Reg.ss. 1.704-1(b). In all cases, capital accounts shall be maintained in accordance with Treas. Reg.ss. 1.704-1(b).

                                    ARTICLE V

                          BOOKS AND RECORDS; ACCOUNTING

         5.1 Books and Records. The Company shall keep or cause to be kept, at all times at its principal office, true and full books of account, minutes of the meetings of its Members, Managers and committees of Managers, and all other records necessary for recording the Company's business and affairs. The books of the Company shall be maintained on the cash (or accrual, if required by law) basis and in accordance with Treas. Reg.ss. 1.704-1(b).

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         5.2 Information. The Company shall maintain the following at all times at its principal office:

         (a) Promptly after becoming available, a copy of the Company's federal, state and local income tax returns for each year;

         (b) A current list of the name and last known business, residential or other mailing address of each Member;

         (c) Copies of the Articles and this Agreement and all amendments to each, together with copies of any written powers of attorney pursuant to which the Articles, this Agreement and all amendments to each have been executed; and

         (d) Information regarding the amount of cash, and a description and statement of the agreed value of any other property or services, contributed to the Company by each Member and the property and services that each Member has agreed to contribute in the future, and the date on which each became a Member.

The materials described above, as well as information regarding the status of the Company's business and financial condition and such other information regarding the affairs of the Company as is just and reasonable, shall be made available, during ordinary business hours at the principal office of the Company, to any Member or such Member's designee for inspection and copying at the Member's expense.

         5.3 Fiscal Year. The fiscal year of the Company shall be the calendar year.

         5.4 Income Tax Returns. The Company shall prepare and file, or cause to be prepared and filed, all necessary federal and state income tax returns and reports for the Company, in such form and substance and with such elections as the Managers shall reasonably deem appropriate. In addition, as soon as practicable after the end of each fiscal year, the Company shall provide each Member all information necessary or relevant for the preparation of such Member's income tax returns, including, without limitation, information with respect to such Member's distributive share of each class of income, gain, loss, deduction or credit. Each Member shall, upon request, furnish to the Company all information available to such Member that the Managers may reasonably deem necessary or appropriate for the preparation and filing of the Company's income tax returns and reports.

         5.5 Tax Matters Partner. The Managers hereby designate the Bank to serve as the initial "tax matters partner" of the Company (within the meaning of Section 6231(a)(7) of the Code) pursuant to the Code.

         5.6 Dispute. In the event of any dispute relating to the determination of any accounting matters in connection with the business of the Company or the performance or construction of this Agreement, the Company shall engage an independent certified public accountant (which shall not be any accountant or firm of accountants then engaged or proposed to be engaged by any Member or by any company owned by Chalk and Cottingham to provide audit or other services to a member or such company), selected by the Members in the manner described below, to resolve the dispute at the Company's expense. In the event of any such

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dispute, the Bank will promptly prepare a list of five such independent certified public accountants and deliver such list to Chalk and Cottingham, who shall promptly notify the Bank whether any accountant included on such list is then engaged or is proposed to be engaged by either of them or any company owned by them to perform any services and shall select one accountant from those remaining on the list (in the event that Chalk and Cottingham fail to agree on the selection of one accountant, the accountant shall be selected in a random drawing from the one selected by Chalk and the one selected by Cottingham). The accountant's conclusions with respect to the matters in dispute shall be binding upon all of the Members.

                                   ARTICLE VI

                        ALLOCATIONS OF PROFITS AND LOSSES

         6.1 General. The net profit or net loss of the Company shall be credited or charged to the Members at the end of each calendar year in accordance with their respective Sharing Percentages. The allocation of such items shall be determined for each calendar year and shall be prorated for any fractional part of a calendar year. For purposes of this Agreement, "net profit" or "net loss" shall be determined in accordance with the accrual method of accounting, consistently applied, and as required by the Treasury Regulations promulgated under Section 704 of the Code.

         6.2 Special Allocations. The following special allocations shall be made in the following order and priority:

         (a) Minimum Gain Charge-Back. Notwithstanding any other provision of this Article, if there is a net decrease in Company minimum gain during any fiscal year or other period, prior to any other allocation pursuant hereto, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount and manner required by Treas. Reg.ss.ss.1.704-2(f) or 1.704-2(i). The items to be so allocated shall be determined in accordance with Treas. Reg.ss.1.704-2.

         (b) Qualified Income Offset. Any Member who unexpectedly receives an adjustment, allocation or distribution described in Treas. Reg. ss.1.704-1(b)(2)(ii)(d)(4), (5) or (6) that causes or increases a negative balance in such Member's capital account (in excess of any amount that Member is obligated to restore) shall be allocated items of income and gain sufficient to eliminate such increase or negative balance caused thereby, as quickly as possible, to the extent required by such Treasury Regulation.

         (c) Gross Income Allocation. In the event any Member has a deficit capital account at the end of any fiscal year that exceeds the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treas. Reg. ss.ss.1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this subsection shall be made only if and to the extent that such Member would have a deficit capital account in excess of such sum after all other allocations provided for in this Article have been made as if this subsection were not in this Agreement.

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         (d) Section 704(b) Limitation. Notwithstanding any provision herein to the contrary, no allocation of any item of income or loss shall be made to a Member if such allocation would not have "economic effect" pursuant to Treas. Reg.ss.1.704-1(b)(2)(ii) or otherwise be in accordance with his interest in the Company within the meaning of Treas. Reg.ss.ss.1.704-1(b)(3) and 1.704-2. To the extent an allocation cannot be made to a Member because of the application of this subsection, such allocation shall be made to the other Members entitled to receive such allocation hereunder.

         (e) Curative Allocations. Any allocations of items of income, gain, or loss pursuant to subsections (A) through (D) above shall be taken into account in computing subsequent allocations pursuant to this Article, so that the net amount of any items so allocated and the income, losses, and other items allocated to each Member pursuant to this Article shall, to the extent possible, be equal to the net amount that would have been allocated to each Member had no allocations ever been made pursuant to subsections (A) through (D) above.

         (f) Tax Allocations: Section 704(c). In accordance with Section 704(c) of the Code and the Treasury Regulations promulgated thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value at the time of its contribution. Allocations pursuant to this subsection are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's capital account or share of income, losses, other items or distributions pursuant to any provision of this Agreement.

         6.3 Adjustment of Sharing Percentages. The Sharing Percentages of the Members shall be adjusted automatically from time to time on a pro rata basis to take account of any Transfer and subsequent admission of a Transferee as a Member or any purchase by the Bank of another Member's Interest pursuant to
ARTICLE XIII, in each case as of the effective date of such Transfer or purchase.

                                   ARTICLE VII

                                  DISTRIBUTIONS

         7.1 Interim Distributions. Except as provided in SECTION 7.2, the net cash flow of the Company shall be distributed to the Members at such times and in such amounts as may be determined by Members holding a Required Interest; provided, however, that the Company shall, without the consent of the Members and subject to applicable law and the good faith determinations of the Managers or the Company's accountants, make cash distributions to the Members annually, pro rata based on their respective Sharing Percentages, in amounts sufficient to permit the Members to pay their federal and state income taxes on their respective shares of Company income. All cash distributions shall be made to the Members pro rata based on their respective Sharing Percentages, except as otherwise provided in SECTION 7.2.

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         7.2 Distributions Upon Dissolution. In connection with the winding up of the Company after the occurrence of an Event of Dissolution, distributions shall be made in accordance with SECTION 15.3.

         7.3 Nature of Distributions. Unless all of the Members shall decide otherwise, all distributions shall be made in cash, and no Member shall have the right to receive any distribution of property other than cash, whether pursuant to a distribution upon dissolution of the Company or otherwise.

                                  ARTICLE VIII

                     MEETINGS OF MEMBERS; ACTION BY MEMBERS

         8.1 Meetings. Meetings of the Members may be called at any time by the Managers or any Member. Meetings of Members shall be held at such time and place, either within or without the State of North Carolina, as shall in each case be fixed by the Managers or such Member, as the case may be, and designated in the notice of the meeting.

         8.2 Notice of Meetings. Written notice stating the date, time and place of the meeting shall be given to each Member not less than ten nor more than sixty days before the date of any meeting of the Members and shall include a description of the purpose or purposes for which the meeting is called. When a meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment.

         8.3 Waiver of Notice. Any Member may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the Member and delivered to the Company for inclusion in the minutes or filing with the Company's records. A Member's attendance, in person or by proxy, at a meeting
(i) waives objection to lack of notice or defective notice of the meeting, unless the Member or such Member's proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Member or such Member's proxy objects to considering the matter before it is voted upon.

         8.4 Quorum. Members may take action on a matter at the meeting only if a Quorum is present in person or by proxy. Once an Interest is represented for any purpose at a meeting (other than attendance by a Member solely for the purpose of objecting to the notice of such meeting), it is deemed present for Quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. In the absence of a Quorum at the opening of any meeting of Members, such meeting may be adjourned from time to time by the vote of not less than fifty-one percent (51%) of the Interests cast on the motion to adjourn; and, subject to the provisions of SECTION 8.2, at any adjourned meeting any business may be transacted that might have been transacted at the original meeting if a Quorum exists with respect to the matter proposed.

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         8.5 Proxies. Interests may be voted either in person or by one or more proxies authorized by a written appointment of proxy signed by the Member or by a Member's duly authorized attorney-in-fact and delivered to the Company for inclusion in the minutes or filing with the Company's records. An appointment of proxy is valid for eleven months from the date of its execution, unless a different period is expressly provided in the appointment form.

         8.6 Voting of Interests. If a Quorum exists, action on any matter before the meeting is approved if Members holding the Required Interest vote in favor of the action, except as any greater percentage of Interests may be expressly required elsewhere herein or in the Articles for approval of any particular matter.

         8.7 Informal Action by Members. Any action that is required or permitted to be taken at a meeting of the Members may be taken without a meeting if one or more written consents, describing the action so taken, shall be signed by all of the Members, and delivered to the Company for inclusion in the minutes or filing with the Company's records.

                                   ARTICLE IX

                         MANAGERS; MEETINGS OF MANAGERS

         9.1 Managers. Except as otherwise provided herein or pursuant hereto, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Managers. Except for situations in which the approval of the Members is expressly required by this Agreement or by the Act, and subject to the provisions of the Act, the Managers acting as a group at meetings or otherwise as provided in SECTION 9.3 shall have full and complete authority and discretion to manage and operate the business of the Company. Without limiting the generality of the foregoing, the Managers acting as a group at meetings or otherwise as provided in SECTION 9.3 shall have the authority:

         (a) To negotiate, execute and deliver contracts, and to incur obligations, for and on behalf of the Company in connection with the business of the Company;

         (b) To borrow money for and on behalf of the Company in connection with the Company's business and to pledge the credit and property of the Company for such purposes;

         (c) To execute and deliver on behalf of the Company any and all documents and instruments that are necessary or appropriate in carrying out the business of the Company; and

         (d) To take all other actions, and to cause all things to be done, on behalf of the Company that are necessary or appropriate to maintain the Company as a limited liability company under the Act, to comply with the Act in all other respects and to carry out the business and purposes of the Company.

         9.2 Number; Election; Removal; Vacancy.

         (a) The number of Managers shall be set from time to time by the vote of the Members in the manner set forth in ARTICLE VIII, provided, however, that each of Cottingham

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and Chalk will, so long as he is a Member, serve as a Manager and that all other
Managers shall be designated by the Bank ("Bank-designated Managers"). Each Member will vote all of such Member's Interest from time to time to cause Chalk, Cottingham and the designees of the Bank to be elected as Managers.

         (b) A Manager may be removed at any time (i) for Cause, upon the vote of Members holding a Required Interest, and (ii) without Cause, upon the vote of all Members; provided, however, that a Bank-designated Manager may be removed by the Bank at any time with or without cause. Additionally, any Manager shall be deemed automatically removed upon the occurrence of any event that, if such Manager is or were a Member, would constitute an Event of Withdrawal with respect to such Manager.

         (c) Any Manager may resign at any time upon at least sixty (60) days' prior notice to the Company (provided that, in the event Chalk or Cottingham should resign, the Bank shall have the right to purchase his Interest pursuant to the provisions of SECTION 11.2). A resignation is effective when communicated unless it specifies in writing a later effective date. If a resignation is made effective at a later date, the pending vacancy may be filled as provided hereinbelow before the effective date provided that the successor does not take office until the effective date.

         (d) A vacancy occurring among the Managers may be filled by the vote of Members holding a Required Interest.

         (e) Unless the Articles do not so provide, Managers need not be Members and need not be residents of the State of North Carolina. The Members hereby designate the Persons listed on Exhibit B as the initial Managers.

         9.3 Meetings.

         (a) Meetings of the Managers may be called at any time by the Chairman or by any two (2) Managers, and may be held at any time and place, either within or without the State of North Carolina, as shall be specified in the notice of such meeting. Written notice stating the date, time and place of the meeting shall be given to each Manager not less than three (3) nor more than thirty (30) business days before the date of such meeting. For the purposes hereof, a "business day" shall mean any day other than a Saturday, Sunday or other day on which the Bank is authorized by law to be closed for business. Such notice need not specify the purpose for which the meeting is called. When a meeting is adjourned to a different date, time and place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment.

         (b) Any Manager may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the Manager entitled to the notice and delivered to the Company for inclusion in the minutes or filing with the Company's records. A Manager's attendance at or participation in a meeting waives any objection to lack of notice or defective notice of the meeting unless the Manager at the beginning of the meeting, or promptly upon arrival, objects to holding the meeting or to transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

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         (c) Except as otherwise provided herein, a majority of the number of
Managers fixed by or pursuant to this Agreement shall constitute a quorum for the transaction of business at any meeting of the Managers, or if no number is so fixed, the majority of Managers in office immediately before the meeting begins shall constitute a quorum.

         (d) A Manager who is present at a meeting of the Managers or a committee of Managers when action is taken is deemed to have assented to the action taken unless (i) such Manager objects at the beginning of the meeting, or promptly upon arrival, to holding it or to transacting business at the meeting, or (ii) such Manager's dissent or abstention from the action taken is entered in the minutes of the meeting, or (iii) such Manager files written notice of a dissent or abstention with the presiding officer of the meeting before its adjournment or with the Company immediately after the adjournment of the meeting. Such right of dissent or abstention is not available to a Manager voting in favor of the action taken.

         (e) Any action that is required or permitted to be taken at a meeting of the Managers may be taken without a meeting if one or more written consents, describing the action so taken, shall be signed by all of the Managers, and delivered to the Company for inclusion in the minutes or filing with the Company's records.

         9.4 Compensation. The Members or the Managers may provide for the compensation of Managers for their services as such (provided, that all Managers shall receive the same compensation for their services as such unless all of the Members otherwise approve differing compensation) and for the payment or reimbursement of any or all expenses incurred by them in connection with such services.

         9.5 Committees. The Managers may create committees of Managers and appoint Managers to serve on them. The creation of a committee of Managers and appointment of members to it must be approved by the greater of (i) a majority of the number of Managers in office when the action is taken or (ii) the number of Managers required to take action pursuant to SECTION 9.6(A); provided, that, each of Cottingham and Chalk, so long as he is a Member, shall be a Member of each such committee if he so desires and shall receive notice of and have the right to attend all meetings of such committees. Each committee must have two or more members and, to the extent authorized by the Act or specified by the Managers, shall have and may exercise all of the authority of the Managers in the management of the Company. Each committee member shall serve at the pleasure of the Managers. The provisions in this Agreement governing meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Managers apply to committees established under this Section.

         9.6 Action by Managers; Delegation of Authority; Officers.

         (a) Except as otherwise provided herein, the affirmative vote of a majority of the Managers present at a meeting at which a quorum is present shall be the act of the Managers.

         (b) Action required or permitted to be taken at a meeting of the Managers may be taken without a meeting if the action is taken by all Managers. The action must be evidenced by

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one or more written consents signed by each Manager before or after such action, describing the action taken, and included in the minutes or filed with the Company's records.

         (c) Subject to their duties hereunder and under applicable law, the Managers may from time to time delegate to one or more Persons other than Managers such authority, powers and duties as the Managers shall deem appropriate; provided, however, that the Managers may not delegate any authority to any such person that, pursuant to the terms hereof, would require the approval of Chalk and Cottingham to be exercised.

         (d) The Managers may from time to time designate one or more individuals who are Managers and, subject to their duties hereunder and under applicable law, individuals who are not Managers, as officers of the Company. An officer so designated shall have such authority, powers and duties as the Managers shall delegate to him. Any two or more offices may be held by the same individual, but no officer may act in more than one capacity where action of two or more officers is required. The officers shall serve without compensation in such capacity unless otherwise determined by the Managers. The designation of an officer does not itself create contract rights.

         (e) Each officer shall hold office until his death, removal, resignation, retirement or disqualification or until a successor shall have been appointed. Any officer may be removed as an officer by the Managers at any time with or without cause. An officer may resign as an officer at any time by communicating his resignation to the Company, orally or in writing. A resignation is effective when communicated unless it specifies in writing a later effective date. If a resignation is made effective at a later date, the Managers may fill the pending vacancy before the effective date provided that the successor does not take office until the effective date.

         (f) The officers of the Company may include, if appointed by the Managers, a Chairman, a President, a Secretary, a Treasurer and such Vice-Presidents, Assistant Secretaries, Assistant Treasurers, and other officers as may from time to time be appointed. Unless otherwise designated by the Managers upon the appointment of officers, the officers shall have the following delegated authority:

                  (i) Chairman--the Chairman, who shall be elected by the Managers from their number, shall preside at all meetings of the Managers and the Members and perform such other duties as may be directed by the Managers. The Chairman shall be the principal executive officer of the Company and, subject to the control of the Managers, shall in general supervise and control all of the business and policies of the Company.

                  (ii) President--the President shall be the principal operating officer of the Company, and, subject to the control of the Managers and the Chairman, shall in general supervise the day-to-day business and affairs of the Company.

                  (iii) Vice-Presidents--in the absence of the President or in the event of his death, inability or refusal to act, the Vice-Presidents in the order of their length of service as such, unless otherwise determined by the Managers, shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President.

                  (iv) Secretary--the Secretary shall: (a) keep the minutes of the meetings of Members, of the Managers and of all committees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions hereof or as required by law; (c) maintain and authenticate the records of the Company; (d) attest the signature or certify the incumbency or signature of any officer of the Company; and (e) in general perform all duties incident to the office of secretary and such other duties as from time to time may be prescribed by the Chairman, the President or by the Managers.

                  (v) Assistant Secretaries--in the absence of the Secretary or in the event of his death, inability or refusal to act, the Assistant Secretaries in the order of their length of service as Assistant Secretary, unless otherwise determined by the Managers, shall perform the duties of the Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary. They shall perform such other duties as may be prescribed by the Secretary, by the Chairman, by the President or by the Managers.

                  (vi) Treasurer--the Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Company; receive and give receipts for moneys due and payable to the Company from any source whatsoever, and deposit all such moneys in the name of the Company in such depositories as shall be designated by the Managers; (b) maintain appropriate accounting records as required by law; (c) prepare, or cause to be prepared, annual financial statements of the Company that include a balance sheet as of the end of the fiscal year and an income and cash flow statement for that year, which statements, or a written notice of their availability, shall be mailed to each Member within 120 days after the end of such fiscal year; and
         (d) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be prescribed by the Chairman, by the President or by the Managers.

                  (vii) Assistant Treasurers--in the absence of the Treasurer or in the event of his death, inability or refusal to act, the Assistant Treasurers in the order of their length of service as such, unless otherwise determined by the Managers, shall perform the duties of the Treasurer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Treasurer. They shall perform such other duties as may be prescribed by the Treasurer, by the Chairman, by the President or by the Managers.

                                    ARTICLE X

                                 INDEMNIFICATION

         10.1 Indemnification of Members, Managers and Officers. The Company shall indemnify each Member, Manager and officer to the extent required by law and, in addition, shall indemnify each Manager as specifically provided herein.

         10.2 Permitted Indemnification of Managers. Any Person who at any time serves or has served as a Manager of the Company, or who, while serving as a Manager of the Company, serves or has served, at the request of the Company, as a director, officer, manager, partner, trustee, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the Company to the fullest extent permitted by law against (i) reasonable expenses, including attorneys' fees, incurred by such Manager in connection with any threatened, pending or completed civil, criminal, administrative, investigative or arbitrative action, suit or proceeding (and any appeal therein), whether or not brought by or on behalf of the Company, seeking to hold such Manager liable by reason of the fact that such Manager is or was acting in such capacity (provided, however, that the Company shall not advance expenses of litigation brought against such Manager by any Member individually or on behalf of the Company), and (ii) reasonable payments made by such Manager in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty or settlement for which such Manager may have become liable in any such action, suit or proceeding.

         10.3 Authorization. The Managers shall take all such action as may be necessary and appropriate to authorize the Company to pay the indemnification required by this Article, including, without limitation, making a determination that indemnification is permissible in the circumstances and a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due. The Managers may appoint a committee or special counsel to make such determination and evaluation. To the extent needed, the Managers shall give notice to, and obtain approval by, the Members for any decision to indemnify.

         10.4 Nature of Right. Any Person who at any time after the date hereof serves or has served in the aforesaid capacity for or on behalf of the Company shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such Person and shall not be exclusive of any other rights to which such Person may be entitled apart from the provisions of this Article.

                                   ARTICLE XI

                                   WITHDRAWAL

         11.1 Withdrawal. Upon the occurrence of an Event of Withdrawal with respect to a Member (a "Withdrawing Member"), unless all of the Members other than the Withdrawing Member agree otherwise, the Withdrawing Member shall, as of the date of the Event of Withdrawal, automatically be deemed to have withdrawn from the Company and shall cease to be, and to have the authority, rights and powers of, a Member except as specifically provided herein. Except as a result of an Event of Withdrawal, a Member may not withdraw from the Company.

         11.2 Purchase of Interests Upon Withdrawal.

         (a) If an Event of Withdrawal occurs with respect to Chalk or Cottingham (the "Withdrawing Member"), the other one of them (the "Non-withdrawing Member") may, but shall not be required to, purchase the Interest for an amount equal to its Fair Market Value as of the date of the Event of Withdrawal, and if the Non-withdrawing Member does not elect to purchase such Interest as set forth below, the Bank may, but shall not be required to, purchase the Interest for an amount equal to its Fair Market Value as of the date of the Event of Withdrawal.

         (b) The Non-withdrawing Member shall, if he desires to purchase the Interest of the Withdrawing Member, elect to purchase it by delivering notice of his election to purchase the Interest to the Withdrawing Member, or his executor, administrator, successor or other legal representative (his "Representative"), within sixty (60) days after the date of such Withdrawing Member's death (if applicable) or otherwise within sixty (60) days after the date the Non-withdrawing Member receives written notice from any Person of the Event of Withdrawal. If the Non-withdrawing Member delivers notice of his election to purchase the Interest, the Non-withdrawing Member and the Withdrawing Member or his Representative will each select an appraiser for the purpose of determining the Fair Market Value of the Interest and will exercise reasonably diligent efforts to cause the appraisal to be completed as promptly as reasonably possible.

         (c) The Non-withdrawing Member will purchase the Interest by delivering to the Withdrawing Member or such Member's Representative, or such other Person as may be required, within thirty (30) days after the delivery of the final appraisal, cash or a promissory note (a "Note"), or both, in an aggregate amount equal to the purchase price. Any such Note shall provide (i) for the payment of the principal sum thereof in eight (8) quarterly installments as nearly equal as possible, commencing as of the last day of the calendar quarter occurring after the closing of the purchase, (ii) for the payment of interest on the unpaid principal balance thereof from the closing date at the Prime Rate and (iii) for prepayment of the principal sum thereof without penalty in whole or in part at any time or from time to time (any partial prepayments to be applied in the inverse order of maturity). The Withdrawing Member's Representative shall be obligated to recognize and comply in all respects with the Non-withdrawing Member's election and purchase of the Interest pursuant to the terms hereof.

         (d) In the event that the Non-withdrawing Member fails to elect to purchase the Interest of the Withdrawing Member pursuant to SECTION 11.2(B), the Bank shall, if it desires to purchase the Interest, elect to purchase it by delivering notice of its election to purchase the Interest to the Withdrawing Member, or his Representative, within one hundred twenty (120) days after the date of such Withdrawing Member's death (if applicable) or otherwise within one hundred twenty (120) days after the date the Company or the Bank receives written notice from any Person of the Event of Withdrawal. If the Bank delivers notice of its election to purchase the Interest, the Bank and the Withdrawing Member or his Representative will each select an appraiser for the purpose of determining the Fair Market Value of the Interest and will exercise reasonably diligent efforts to cause the appraisal to be completed as promptly as reasonably possible.

         (e) The Bank will purchase the Interest by delivering to the Withdrawing Member or such Member's Representative, or such other Person as may be required, within thirty (30) days after the delivery of the final appraisal, cash or a Note, or both, in an aggregate amount equal to the purchase price. Any such Note shall provide (i) for the payment of the principal sum thereof in eight (8) quarterly installments as nearly equal as possible, commencing as of the last day of the calendar quarter occurring after the closing of the purchase, (ii) for the payment of interest on the unpaid principal balance thereof from the closing date at the Prime Rate and (iii) for prepayment of the principal sum thereof without penalty in whole or in part at any time or from time to time (any partial prepayments to be applied in the inverse order of maturity). The Withdrawing Member's Representative shall be obligated to recognize and comply in all respects with the Bank's election and purchase of the Interest pursuant to the terms hereof.

                                   ARTICLE XII

                              TRANSFER OF INTERESTS

         12.1 General Restrictions on Transfer. No Transfer by any Member (a "Transferring Member") shall be effective, and no Person to whom or for whose benefit a Transfer is made (a "Transferee") shall be recognized as a Transferee hereunder, unless the conditions set forth in this Article applicable to the Transfer shall have been satisfied. Any Transfer made other than in accordance with the terms hereof shall be null and void ab initio.

         12.2 Voluntary Transfers. No Transferring Member shall make a Voluntary Transfer except in accordance with the following:

         (a) Upon receipt of a bona fide written offer by a proposed Transferee to purchase or otherwise acquire an Interest, or any portion thereof, the Transferring Member shall first offer the Interest, or portion thereof, that is the subject of the Voluntary Transfer (the "Offered Interest") in writing to the other Members at the same price and on the same terms as offered to the proposed Transferee. The offer shall set forth a description of the Offered Interest, the price and other terms of such offer, and a description of the proposed Transferee (and, if the proposed Transferee is not an individual, a description of its owners or beneficiaries). Each other Member shall have a period of thirty
(30) days from the date of delivery of the offer either to reject or accept it.

         (b) Each Member who accepts the offer shall be entitled to purchase a portion of the Offered Interest, calculated pro rata based on the Sharing Percentages of those Members who have accepted such offer or otherwise as the accepting Members shall agree.

         (c) If no Member elects to purchase the Offered Interest, the Transferring Member may make the Voluntary Transfer at any time during the ninety (90) day period following the expiration of all offers to other Members made pursuant to subsection (A) above, provided that the Voluntary Transfer is made to the Transferee at a price and on terms no more favorable than the price and terms offered to the other Members and provided further that the other Members (other than the Bank) shall have the right to participate in such Voluntary Transfer and receive a pro rata share (based on their respective Sharing Percentages) of the aggregate consideration payable in respect of all Interests, and the Transferring Member shall not consummate any such sale unless such Member has taken all steps to ensure that such proposed Transferee has made a binding offer on such terms to purchase the Interests of such other Members.

         (d) If the Transferring Member does not make the Voluntary Transfer prior to the expiration of such 90-day period, the Transferring Member shall not make any Voluntary Transfer of any portion of the Offered Interest without first reoffering it in accordance with this Section.

         (e) Notwithstanding the provisions of subsections (A) through (D) above, any Member may freely make a Voluntary Transfer to a Permitted Transferee at any time, provided that, prior to making the Voluntary Transfer, the Transferring Member furnishes to the Company and each other Member a notice containing the name and address of the Permitted Transferee.

         (f) Notwithstanding any other provision hereof, no Member shall pledge or otherwise hypothecate or grant a security interest in such Member's Interest.

         12.3 Involuntary Transfers. No Involuntary Transfer shall be effective except in accordance with the following:

         (a) Upon the occurrence of an Involuntary Transfer with respect to the Interest of Chalk or Cottingham, the Bank may, but shall not be required to, purchase the Interest for an amount equal to its Fair Market Value at the time of the Involuntary Transfer.

         (b) The Bank shall, if it desires to purchase the Interest, elect to purchase it by delivering notice of its election to purchase the Interest to the Transferring Member or his Representative within sixty (60) days after the date the Company or the Bank receives written notice from any Person of the event causing the Involuntary Transfer. If the Bank delivers notice of its election to purchase the Interest, the Bank and the Transferring Member or his Representative will each select an appraiser for the purpose of determining the Fair Market Value of the Interest and will exercise reasonably diligent efforts to cause the appraisal to be completed as promptly as reasonably possible.

         (c) The Bank will purchase the Interests by delivering to the Transferring Member or his Representative, or such other Person as may be required, within thirty (30) days after the delivery of the final appraisal, cash or a Note, or both, in an aggregate amount equal to the purchase price for his respective Interest. Any such Note shall contain the same terms and provisions as are provided for Notes delivered under SECTION 11.2.

         (d) If the Bank does not elect to purchase the Interest by the end of such 60-day period or fails to pay the purchase price by the end of the 30-day period subsequent thereto, the Involuntary Transfer will be deemed effective immediately, but the Transferee may be admitted as a Member only in accordance with the provisions of ARTICLE XIV.

         (e) A Transferring Member or his Representative shall be obligated to honor and comply with the provisions of this Agreement, shall not have any authority, rights or powers with respect to such Transferring Member's Interest hereunder or under law other than as strictly necessary to enable such Person to carry out its obligations as set forth herein or as may be required pursuant hereto, shall be deemed by the Transferee's execution of or consent to be bound by this Agreement to have consented to the admission as a Member of any Transferee of the Transferring Member's Interest and to have agreed to deliver written evidence of such consent pursuant to SECTION 14.2 if requested to do so by the Managers or the other Members, and shall cooperate fully with the Company, the Managers and the other Members by taking or refraining from taking such actions, including, without limitation, executing and delivering any instruments or documents that may be required under or pursuant to SECTION 14.2 or that the Managers or the other Members may deem necessary or appropriate, in carrying out the provisions of this Agreement.

         12.4 Absolute Restrictions on Transfer. Notwithstanding any provision herein to the contrary, no Transfer shall be made:

         (a) That would result in the termination of the Company pursuant to the Code; and

         (b) Except pursuant to registration under all applicable federal and state securities laws or upon delivery to the Company of either (i) a no-action letter from each state and federal governmental authority having jurisdiction thereof or (ii) an opinion of counsel satisfactory to the Company that the proposed Transfer does not constitute a violation of, or require any registration, qualification or filing under, any federal or state securities laws.

         12.5 Consequences of a Transfer. After a Transfer is effective in accordance with the terms hereof:

         (a) The Transferee, whether or not admitted as a Member, shall be subject to all of the provisions of this Agreement; and

         (b) Notwithstanding the effectiveness of the Transfer, unless and until admitted as a Member the Transferee shall have only the Economic Rights in respect of the Interest, or portion thereof, transferred, and shall have no other rights of any nature whatsoever hereunder or under the Act, and the Transferring Member shall, except with respect to such Economic Rights, be treated as continuing to own the Interest for all purposes, including, without limitation, for purposes of SECTION 3.4.

         12.6 Application to Subsequent Transfers. The provisions of this
ARTICLE XII shall apply to any subsequent Transfer by or with respect to a Transferee who is not a Member to the same extent and in the same manner as if the Transferee were a Member.

                                  ARTICLE XIII

                                BUYOUT PROVISIONS

         13.1 Purchase of Interests Upon Change of Control.

         (a) In the event that the Bank enters into any consolidation, merger or other business combination and is not the surviving party, or sells or otherwise disposes of all or substantially all of its assets, whether in one or a series of transactions (a "Change of Control"), the Bank may, and upon the election of Chalk and Cottingham shall, purchase each of the Interests of Chalk and Cottingham for an amount equal to its Fair Market Value as of the effective date of the Change of Control. The Bank shall provide Chalk and Cottingham notice of the occurrence of a Change of Control promptly after such occurrence.

         (b) The Bank shall, if it desires to purchase the Interests, elect to purchase them by delivering notice of its election to purchase the Interests to Chalk and Cottingham within sixty (60) days after the effective date of the Change of Control. Each of Chalk and Cottingham, if he elects to require the Bank to purchase his Interest, shall deliver notice of such election to the Bank within sixty (60) days after his receipt of notice from the Bank of the occurrence of the Change of Control. If the Bank delivers notice of its election to purchase the Interests, or if Chalk or Cottingham or both (singly and collectively, the "Demanding Member") delivers notice to the Bank electing to require the Bank to purchase their respective Interests, the Bank, on the one hand, and the Demanding Member, on the other, will each select an appraiser for the purpose of determining the Fair Market Value of the Interests and will exercise reasonably diligent efforts to cause the appraisal to be completed as promptly as reasonably possible.

         (c) The Bank will purchase the Interests by delivering to Chalk and Cottingham, or the Demanding Member, as the case may be, or such other Person as may be required, within thirty (30) days after the delivery of the final appraisal, cash or a Note, or both, in an aggregate amount equal to the purchase price for his respective Interest. Any such Note shall contain the same terms and provisions as are provided for Notes delivered under SECTION 11.2.

         13.2 Purchase of Interests Upon Sale of Bank's Interest.

         (a) In the event that the Bank sells its Interest to any Person and any Affiliates of such Person (other than an Affiliate of the Bank), whether in one or a series of bona fide transactions (other than pursuant to a Change of Control), the Bank may purchase each of the Interests of Chalk and Cottingham for an amount equal to the greater of (i) its Fair Market Value or (ii) the product of (y) the aggregate consideration payable to the Bank in respect of the sale of its Interest and (z) the Sharing Percentage of Chalk or Cottingham (as the case may be), in each case as of the effective date of such sale. The Bank shall provide Chalk and Cottingham notice of an agreement to effect such a sale promptly after such agreement is made. Each of Chalk and Cottingham shall have the right to sell his Interest on the same terms as those applicable to the Bank as set forth in SECTION 12.2(C).

         (b) The Bank shall, if it desires to purchase the Interests, elect to purchase them by delivering notice of its election to purchase the Interests to Chalk and Cottingham within sixty (60) days after the effective date of such sale. If the Bank delivers notice of its election to purchase the Interests, the Bank, on the one hand, and Chalk and Cottingham, on the other, will each select an appraiser for the purpose of determining the Fair Market Value of the Interests and will exercise reasonably diligent efforts to cause the appraisal to be completed as promptly as reasonably possible.

         (c) The Bank will purchase the Interests by delivering to Chalk and Cottingham, or such other Person as may be required, within thirty (30) days after the delivery of the final appraisal, cash or a Note, or both, in an aggregate amount equal to the purchase price for his respective Interest. Any such Note shall contain the same terms and provisions as are provided for Notes delivered under SECTION 11.2.

                                   ARTICLE XIV

                              ADMISSION OF MEMBERS

         14.1 General. No Person shall be admitted as a Member or granted any rights or powers of a Member except as provided in this ARTICLE XIV and except as may be specifically provided elsewhere in this Agreement.

         14.2 Admission of Transferees. The admission as a Member of any Transferee is subject to the satisfaction of the following conditions:

         (a) All of the conditions required hereunder to have been satisfied prior to the effectiveness of the relevant Transfer, other than the occurrence of the effective date of the Transfer, shall have been satisfied;

         (b) All of the Members (other than the Transferring Member, if such Transferring Member is transferring all of such Member's Interest) shall have approved the admission of the Transferee as a Member, subject to the satisfaction of the other conditions set forth in this Section;

         (c) The Transferee shall have executed and delivered to the Company an instrument, in form and substance satisfactory to the Company, setting forth (i) the consent of the Transferee to admission as a Member, (ii) the Transferee's notice address and consent to be bound as a Member by this Agreement, and (iii) the Transferee's acknowledgement of receipt of a copy of this Agreement as then in effect (which the Company shall provide to the Transferee); and

         (d) The Transferee and the Transferring Member, or such Member's Representative, shall have executed and delivered, and the Company shall have received, such other instruments and documents as the Members or the Managers shall deem necessary or desirable to effect the admission of the Transferee as a Member, including, without limitation, opinions of counsel to the effect that such admission is permitted under SECTION 12.4.

         14.3 Issuance of Additional Interests. The issuance of an Additional Interest to any Person (in such capacity, a "Purchaser"), and the admission of the Purchaser as a Member, is subject to the satisfaction of the following conditions:

         (a) All of the Members shall have approved the issuance of the Additional Interest and the terms and conditions thereof and, subject to the satisfaction of the other conditions set forth in this Section, the admission of the Purchaser as a Member;

         (b) The Purchaser shall have executed and delivered to the Company an instrument, in form and substance satisfactory to the Company, setting forth (i) the Purchaser's consent to be bound by this Agreement and (ii) the Purchaser's acknowledgement of receipt of a copy of this Agreement as then in effect (which the Company shall provide to the Purchaser); and

         (c) The Purchaser shall have executed and delivered, and the Company shall have received, such other instruments and documents as the Members and the Managers shall deem necessary or desirable to effect the issuance of the Additional Interest and the admission of the

Purchaser as a Member, including, without limitation, opinions of counsel to the effect that such admission is permitted under SECTION 12.4.

                                   ARTICLE XV

                           DISSOLUTION AND TERMINATION

         15.1 Dissolution. The Company shall be dissolved upon the occurrence of an Event of Dissolution.

         15.2 Articles of Dissolution. As soon as practicable after the occurrence of an Event of Dissolution, the Managers shall file articles of dissolution of the Company in the office of the North Carolina Secretary of State, in accordance with the Act.

         15.3 Winding Up.

         (a) After the occurrence of an Event of Dissolution, the Managers shall wind up the affairs of the Company and liquidate and distribute its remaining assets. The Managers shall allow a reasonable time for the orderly conclusion of the Company's business, the discharge of its liabilities to its creditors and the liquidation of its assets, in order to minimize the normal losses attendant upon a liquidation.

         (b) The proceeds from the sale or liquidation of the assets of the Company shall be applied and distributed as follows:

                  (i) First, to creditors of the Company other than Members, in satisfaction of the liabilities of the Company in the order of priority required by law, and to the establishment of a reserve fund for any unforeseen or contingent liabilities in such amount as the Managers shall establish in their discretion;

                  (ii) Second, to Members who have made loans to the Company, in satisfaction of the full amount of such loans, including all interest accrued thereon, pro rata based on the respective outstanding amounts of such loans or as may be otherwise agreed by all such Members who have made such loans; and

                  (iii) Third, to the Members in accordance with their respective capital account balances, after reflecting the gain or loss on any such sale and any net profit or net loss and all other capital account adjustments for the year in the capital accounts in accordance with ARTICLE VI.

                                   ARTICLE XVI

                                  MISCELLANEOUS

         16.1 Notices. All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been given three (3) days after deposit in the United States mails if mailed by first class, certified or registered mail, postage prepaid, or on the date of delivery if delivered by overnight delivery service, hand, telegram or facsimile transmission, addressed to the Company at its principal office or to a Member at such Member's address then contained in the records of the Company. Any Member may change such Member's notice address by giving written notice of such change to the Company.

         16.2 Amendments; Agreements with Members.

         (a) This Agreement can be modified or amended only with the consent of Members holding a Required Interest; provided, however, that:

                  (i) Any amendment that would change a Member's Sharing Percentage shall require the consent of such Member;

                  (ii) Any amendment that would (A) modify any provision herein requiring the approval of all of the Members as to any matter, (B) increase the number of Managers or (C) modify any provision relating to the allocation of items of Company income, gain, loss, deduction or credit or to distributions, shall require the consent of all of the Members; and

                  (iii) The Managers may amend this Agreement without the consent of any Member if, in the good faith judgment of the Managers and in the opinion of counsel to the Company, amendment is necessary to preserve the status of the Company as a partnership for purposes of federal or state tax law or otherwise to cause this Agreement and the performance hereof to comply with applicable law.

         (b) Except to the extent otherwise required under applicable law, (i) any transaction or agreement between the Bank (and any of its Affiliates) and the Company (including, without limitation, the Services Agreement), and any amendments or modifications thereto, may be made only with the consent of Cottingham and Chalk, such consent not to be unreasonably withheld, and (ii) any agreement between Cottingham or Chalk (and any of their respective Affiliates) and the Company (including, without limitation, the Brokerage Agreement), and any amendments or modifications thereto, may be made only with the consent of the Bank, such consent not to be unreasonably withheld.

         16.3 Governing Law. The execution, interpretation and performance of this Agreement shall be governed by the internal laws and judicial decisions of the State of North Carolina.

         16.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         16.5 Binding Effect. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Company, the Members and their respective successors, heirs, legal and personal representatives and transferees; provided, however, that nothing in this Section shall be deemed to modify the provisions of ARTICLE XII, nor is this Agreement intended to confer upon any other Person except the Company, the Members and their respective successors, heirs, legal and personal representatives and transferees any rights or remedies hereunder. Each Person who becomes a Member after the date hereof and in accordance with the terms hereof shall be deemed to be a party to and be bound by this Agreement.

         16.6 Cumulative Remedies. Each right, power, and remedy provided for herein or now or hereafter existing at law, in equity, by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for herein or now or hereafter existing at law, in equity, by statute or otherwise.

         16.7 Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         16.8 Entire Agreement. This Agreement, including the Annexes, Exhibits and Schedules hereto, constitutes the entire agreement and understanding of the parties hereto, and supersedes all prior agreements and understandings, oral and written, between the parties in respect of the subject matter hereof. The Annexes, Exhibits and Schedules hereto are an integral part of this Agreement and are incorporated by reference herein.

         16.9 Construction and Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used herein, the singular shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders. All references herein to any statute or regulation and to particular provisions thereof shall be deemed references to such statute or regulation (and any successor thereto) as in effect from time to time and to any corresponding provisions of any such successor statute or regulation.

         16.10 Severability. Every provision of this Agreement is intended to be severable, and if any provision hereof shall be declared to be illegal, invalid or prohibited under applicable law, such provision shall be ineffective and void to the extent of such illegality, invalidity or prohibition, and the validity of the remainder of this Agreement shall not be affected as a result thereof.

         IN WITNESS WHEREOF, the Persons indicated below have caused this Agreement to be executed under seal as of the day and year first above written.



                                           PARK MERIDIAN BANK


ATTEST:                                    By: /s/ Kevin T. Kennelly
                                               -----------------------------
                                               Kevin T. Kennelly, President

/s/ Ralph N. Strayhorn
---------------------------------
Assistant Secretary

[CORPORATE SEAL]

                                           /s/ John D. Chalk, III      (SEAL)
                                           ----------------------------------
                                           John D. Chalk, III


                                           /s/ Dan K. Cottingham       (SEAL)
                                           ----------------------------------
                                           Dan K. Cottingham

                                     ANNEX 1

                                  DEFINED TERMS


         "Act" shall mean the North Carolina Limited Liability Company Act, Chapter 57C of the General Statutes of North Carolina.

         "Additional Interest" shall mean any Interest issued by the Company after the date hereof.

         "Affiliate" shall mean, with respect to any Person, each other Person that directly, or indirectly through one or more intermediaries, owns or controls, is controlled by or under common control with, such Person. For purposes of this definition, with respect to any Person "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Articles" shall mean the Articles of Organization of the Company, filed with the North Carolina Secretary of State on February 14, 1995, as amended or restated from time to time.

         "Brokerage Agreement" shall mean the Brokerage Agreement, dated as of the date hereof, between the Company and Mortgage Corporation of the Carolinas, as amended or modified from time to time in accordance with the terms hereof and thereof.

         "Business Corporation Act" shall mean the North Carolina Business Corporation Act, Chapter 55 of the General Statutes of North Carolina.

         "Capital Contribution" shall mean a contribution by a Member to the capital of the Company in accordance with the terms hereof and with the Act.

         "Cause" shall mean, with respect to any Manager, such Manager's (i) cessation of active participation as a Manager or (ii) conviction of a felony (other than traffic offenses, including driving-under-the influence offenses) or of any lesser crime or offense involving fraud, deceit or moral turpitude.

         "Change of Control" shall have the meaning given to such term in
SECTION 13.1(A).

         "Code" shall mean the Internal Revenue Code of 1986.

         "Commission" shall mean the North Carolina Banking Commission and any successor thereto.

         "Company" shall mean Park Mortgage Company LLC, the North Carolina limited liability company that is the subject of this Agreement.

         "Demanding Member" shall have the meaning given to such term in SECTION 13.1(B).

         "Economic Rights" shall mean, with respect to an Interest, the rights under such Interest to allocations of items of Company income, gain, loss, deduction or credit and to distributions.

         "Event of Dissolution" shall mean any of the following:

         (a) The consent of Members with a Required Interest to dissolution of the Company;

         (b) The occurrence of the date specified in the Articles as the latest date on which the Company is to dissolve;

         (c) The occurrence of an Event of Withdrawal with respect to any Manager who is a Member, or, if no Manager is a Member, the occurrence of an Event of Withdrawal with respect to the Member having the greatest Sharing Percentage on the date such Event of Withdrawal occurs; provided, however, that the occurrence of such an Event of Withdrawal will not constitute an Event of Dissolution if:

                  (i) at the time of such Event of Withdrawal there is at least one remaining Member; and

                  (ii) either (A) within thirty (30) days after the occurrence of such Event of Withdrawal, Members holding a Required Interest agree that the Company shall not be dissolved and that its business shall be continued, or (B) within ninety (90) days after the occurrence of such Event of Withdrawal, all of the remaining Members, and the Member with respect to whom the Event of Withdrawal occurred, agree in writing that the Company shall not be dissolved and that its business shall be continued;

         (d) The sale or other disposition of all or substantially all of the assets of the Company; and

         (e) The entry of a decree of judicial dissolution, or the filing of a certificate of administrative dissolution, with respect to the Company pursuant to the Act, in either case that is not reversed, revoked or rescinded within sixty (60) days thereafter.

         "Event of Insolvency" shall mean, with respect to a Member, any of the following:

         (a) The Member's:

                  (i) Making an assignment for the benefit of creditors;

                  (ii) Filing a voluntary petition in bankruptcy;

                  (iii) Being adjudged bankrupt or insolvent or having entered against the Member an order for relief in any bankruptcy or insolvency proceeding;

                  (iv) Filing a petition or answer seeking for the Member any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;

                  (v) Seeking, consenting to or acquiescing in the appointment of a trustee or receiver for, or liquidation of, the Member or all or any substantial part of the Member's properties; and

                  (vi) Filing an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding described above; and

         (b) The continuation of any proceeding against the Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, for 120 days after the commencement thereof or the appointment of a trustee, receiver or liquidator for the Member or all or any substantial part of the Member's properties without the Member's agreement or acquiescence, which appointment is not vacated or stayed for 120 days or, if the appointment is stayed, for 120 days after the expiration of the stay during which period the appointment is not vacated.

         "Event of Withdrawal" shall mean, with respect to a Member, any of the following:

         (a) The occurrence of an Event of Insolvency with respect to the Member;

         (b) With respect to a Member who is an individual, the Member's death, adjudication by a court of competent jurisdiction as incompetent to manage his or her person or property, or conviction of a felony or of any lesser crime or offense involving fraud, deceit or moral turpitude (and in addition, with respect to each of Chalk and Cottingham, his cessation of active participation as a Manager); and

         (c) With respect to a Member who is not an individual, the Member's dissolution, liquidation or termination, or, in the case of a Member that is an estate, the distribution of the Interest by the estate fiduciary.

         "Fair Market Value" shall mean, with respect to any Interest that is the subject of a Transfer or purchase by the Bank pursuant to ARTICLE XI, XII or XIII, the fair market value of such Interest as of the date of such Transfer, as determined by an appraiser or firm of appraisers in the manner set forth below:

         Within fifteen (15) days after the transmittal of the notice of any Event of Withdrawal or Involuntary Transfer with respect to Cottingham or Chalk delivered by the Bank or any Member to all of the Members or any notice delivered under ARTICLE XIII of this Agreement, each of the Bank and Messrs. Cottingham and Chalk (if both Cottingham and Chalk are not then still be Members, then by the one that is a Member) shall designate one independent recognized investment banking firm or recognized expert experienced in the valuation of corporations that is willing and able to perform the services required of it herein. (If the Member fails to make such designation within such period, the fair market value of the Interest shall be determined by the appraiser designated by the other Member, which determination shall be conclusive and binding upon all Members.) The two designated firms shall, within a period of thirty (30) days after the designation of the second firm, agree to designate an independent recognized investment banking firm or recognized expert experienced in the valuation of corporations willing to perform the appraisal contemplated hereby. Such third firm so designated shall conduct its determination of the fair market value of the Interest to be transferred (without regard for any discount or premium applicable to the minority status of such Interest) as promptly as practicable, and shall notify the Members of its determination, in no event later than thirty (30) days after its acceptance of appointment. Such determination shall be final and binding on the Members. The Transferring Member, Withdrawing Member, Demanding Member, or Cottingham and Chalk with regard to any transfer effected upon the election of the Bank under ARTICLE XIII (to the extent he is still a Member), as the case may be, and the Bank shall each share half the fees and expenses of the appraisal, and each of the Transferring Member, Withdrawing Member, Demanding Member or Cottingham and Chalk with regard to any transfer effected upon the election of the Bank under
ARTICLE XIII (to the extent he is still a Member), as the case may be, and the Bank shall be responsible for any fees and expenses of the firm designated by it.

         "HUD" shall mean the United States of America, Department of Housing and Urban Development, and any successor thereto.

         "Interest" shall mean an interest in the Company as a Member.

         "Involuntary Transfer" shall mean a Transfer by a Member that occurs by reason of or pursuant to the occurrence of an Event of Withdrawal with respect to the Member or, with respect to a Member who is an individual, the Member's divorce and distribution of property in connection therewith. For purposes of this Agreement, with respect to any member who is an individual an Involuntary Transfer by such Member to such Member's estate or Representative shall be deemed automatically to occur upon such Member's death or adjudication of incapacity.

         "Manager" shall mean (i) a Person designated as an Initial Manager hereunder and (ii) a Person hereafter elected as a Manager in accordance with the terms hereof, in each case until such Person ceases to be a Manager under the terms hereof.

         "Member" shall mean (i) a Person executing this Agreement as of the date hereof and (ii) a Person hereafter admitted as a Member in accordance with the terms hereof, in each case until such Person ceases to be a Member under the terms hereof.

         "Note" shall have the meaning given to such term in SECTION 11.2(C).

         "Offered Interest" shall have the meaning given to such term in SECTION 12.2(A).

         "Permitted Transferee" shall mean a Transferee who is:

         (a) With respect to a Member who is an individual, a member of the Member's immediate family or the trustee of a trust solely for the benefit of one or more such individuals; and

         (b) With respect to a Member who is not an individual, an Affiliate of such Person; and

         (c) With respect to either Chalk or Cottingham, the other one of them.

         "Person" shall mean an individual, a trust, an estate, a corporation, a partnership, a limited partnership, a limited liability company, an association or any other entity.

         "Prime Rate" shall mean the per annum interest rate publicly announced from time to time by NationsBank of North Carolina, N.A. to be its "prime rate," which may not necessarily be its best lending rate, as adjusted to conform to changes as of the opening of business on the date of any such change in such "prime rate."

         "Purchaser" shall have the meaning given to such term in SECTION 14.3.

         "Quorum" shall mean, with respect to action by the Members, (i) for action on the admission of any Transferee or Purchaser as a Member, Interests representing one hundred percent (100%) of the Sharing Percentages, and (ii) for action on any other matter, any combination of Interests that represent, in the aggregate, Sharing Percentages totaling in excess of fifty-one percent (51%) of all Sharing Percentages.

         "Representative" shall have the meaning given to such term in SECTION 11.2(B).

         "Required Interest" shall mean, with respect to any particular action to be taken by the Members, any combination of Interests that represent, in the aggregate, Sharing Percentages totaling in excess of fifty-one percent (51%) of all Sharing Percentages represented by Interests present at the meeting at which the action is proposed to be taken.

         "Services Agreement" shall mean the Services Agreement, dated as of the date hereof, between the Company and the Bank, as amended or modified from time to time in accordance with the terns hereof and thereof.

         "Sharing Percentage" shall mean (i) with respect to a Person executing this Agreement as of the date hereof, the percentage set forth opposite such Member's name on Exhibit A, and (ii) with respect to a Person hereafter admitted as a Member in accordance with the terms hereof, the percentage assigned to such Member as his Sharing Percentage in accordance with the terms of such Member's admission, in each case as may be adjusted from time to time pursuant to the terms hereof.

         "Transfer" shall mean a sale, assignment, transfer, exchange, mortgage, grant of a security interest, hypothecation, pledge, attachment or other disposition or encumbrance of, in or on an Interest or any portion thereof (including, without limitation, the Economic Rights thereof or any portion thereof) to a Transferee, whether absolute or conditional, voluntary or involuntary, or by operation of law or otherwise (but for purposes of this Agreement, specifically excluding any sale or transfer by Chalk or Cottingham of his Interest to the Bank pursuant to ARTICLE XIII).

         "Transferee" shall have the meaning given to such term in SECTION 12.1.

         "Transferring Member" shall have the meaning given to such term in
SECTION 12.1.

         "Voluntary Transfer" shall mean any Transfer that is not an Involuntary Transfer.

         "Withdrawing Member" shall have the meaning given to such term in
SECTION 11.2(A).

                                    EXHIBIT A

                              CAPITAL CONTRIBUTIONS


         Member                                             Contribution
         ------                                             ------------
         Park Meridian Bank                                   $80,000.00
         John D. Chalk, III                                   $10,000.00
         Dan K. Cottingham                                    $10,000.00

                                    EXHIBIT B

                                INITIAL MANAGERS



John D. Chalk, III
Dan K. Cottingham
W. Scott Griffin
Bryan F. Kennedy, III
Kevin T. Kennelly
Ralph N. Strayhorn
Victoria S. Sutton